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                                       August 25, 2000



Board of Directors
n-Gen Solutions.Com, Inc.
410 17th Street
Suite 1940
Denver, CO 80202

     RE:  N-GEN SOLUTIONS.COM, INC.
          AMENDMENT NO. 3 TO FORM SB-2 REGISTRATION STATEMENT, AND RELATED PROSPECTUS

Dear Sirs/Madam:

     As counsel to n-Gen Solutions.Com, Inc. ("Registrant"), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus ("Registration Statement"), relating to the registration of up to 1,840,000 shares of common stock, $.001 par value per share, up to 1,840,000 redeemable common stock purchase warrants, 160,000 underwriter's common stock options, 160,000 shares of common stock underlying underwriter's common stock option, 160,000 underwriter's warrant options, 160,000 warrants underlying underwriter's warrant option and 160,000 shares of common stock underlying underwriters warrant option ("Securities") we have examined the Certificate of Incorporation and amendments thereto and By-laws of the Registrant, the Underwriting Agreement between the Registrant and Barron Chase Securities, Inc. ("Underwriting Agreement") and the Warrant Agreement between the Registrant and Corporate Stock Transfer ("Warrant Agreement") and such other documents as we have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this office that:

     1. The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of its incorporation.

     2. The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.

     3. When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of Delaware corporation law.

                                   EXHIBIT 5.0

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Board of Directors
n-Gen Solutions.Com, Inc.
August 25, 2000
Page 2


     4. The options and warrants are legal binding obligations of the Registrant in accordance with the general requirements of Delaware corporation law and the Underwriting and the Warrant Agreements.

     We hereby consent to the use of the opinion of this office as Exhibit 5.0 to the Registration Statement of the Registrant, and further consent to the reference to its name in such Registration Statement, as amended, and related Prospectus.


                                       Very truly yours,

                                       BERENBAUM, WEINSHIENK & EASON, P.C.



JBW/db